Jennison Value Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102

								December 28, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Jennison Value Fund
 File No. 811-04864

Ladies and Gentlemen:

Enclosed please find the Annual Report on Form
N-SAR for Jennison Value Fund for the fiscal year ended October 31, 2006. The Form N-SAR was filed using the EDGAR system.


Very truly yours,

/s/ Claudia DiGiacomo
Claudia DiGiacomo
Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 28th day of December 2006.


Jennison Value Fund


Witness: /s/ Paul R. Hymas				By: /s/ Claudia DiGiacomo
  Paul R. Hymas 	  	      	                  Claudia DiGiacomo
   	      			     	     	      Assistant Secretary